UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 21, 2009

Commission File Number 000-03718

PARK CITY GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah 84098
(Address of principal executive offices)

(435) 645-2000
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 21, 2009, Park City Group, Inc. (the “Company”) issued a press release announcing the appointment of Peter Brennan to the Company’s Board of Directors, filling the vacancy caused by the recent death of Edward Dmytryk,   Mr. Brennan’s appointment is effective January 20, 2009.     Mr. Brennan shall serve on the Board until his election at the Company’s meeting of stockholders.

Mr. Brennan is the former President and Vice Chairman of Daymon Worldwide, Inc.  Daymon Worldwide specializes in the sales and marketing of private label consumer products, working with some of the leading retail, wholesale and foodservice companies in the U.S. and in more than 20 other countries.  Mr. Brennan earned a Bachelor of Arts degree from Michigan State University, and is active in a number of professional organizations, including the Agribusiness program at Harvard Business School, and is a member of the Private and Public Scientific Academic and consumer Food Policy Group.

There are no family relationships among Mr. Brennan and our current officers or directors. Mr. Brennan did not have a direct or indirect material interest in any transaction with the Company occurring during the last two years.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 22, 2009	PARK CITY GROUP, INC.

By: /s/ John Merrill Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release entitled "Park City Group Appoints Peter Brennan, Retail Industry Pioneer, to Board of Directors” issued January 21, 2009